Exhibit 10.15

FORM OF RESTRICTED STOCK AGREEMENT

TOOLROCK HOLDING, INC.

AGREEMENT made as of the              day of              (the “Grant Date”), between Toolrock Holding, Inc. (the “Company”), a Delaware corporation having its principal place of business in Latrobe, Pennsylvania, and              of             , (the “Participant”).

WHEREAS, the Company has adopted the Toolrock Holding, Inc. 2006 Employee, Director and Consultant Stock Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant shares of the Company’s Non-Voting Common Stock, $0.01 par value per share (“Non-Voting Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Participant by the Company shall include the Participant’s employment or service as an employee, director or consultant of the Company or any Affiliate.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms of Grant. The Participant hereby accepts the Company’s grant to the Participant, in accordance with the terms of the Plan and this Agreement, of          shares of the Company’s Non-Voting Common Stock (such shares, subject to adjustment pursuant to Section 23 of the Plan and Subsection 2.1(h) hereof, the “Granted Shares”) for consideration consisting of services rendered, the receipt of which is hereby acknowledged by the Company.

2.1. Company’s Lapsing Repurchase Right.

(a) Lapsing Repurchase Right. Except as set forth in Subsections 2.1(b) hereof, in the event that for any reason the Participant no longer is an employee, director or consultant of the Company or an Affiliate prior to the second anniversary of the Grant Date, the Company (or its designee) shall have the option, but not the obligation, to purchase from the Participant (or the Participant’s Survivor), and, in the event the Company exercises such option, the Participant (or the Participant’s Survivor) shall be obligated to sell to the Company (or its designee), at a price per Granted Share equal to $0.0001 (the “Forfeiture Price”), all or any part of the Granted Shares set forth in clauses (i), (ii) and (iii) below (the “Lapsing Repurchase Right”). The Company’s Lapsing Repurchase Right shall be valid for a period of one year commencing with the date of such termination of employment or service. Notwithstanding any other provision hereof, in the event the Company is prohibited during such one year period from exercising its Lapsing Repurchase Right by applicable law, then the time period during which such Lapsing Repurchase Right may be exercised shall be extended until 30 days after the Company is first not so prohibited.

(i) If such termination is prior to             , the Company shall have the option to repurchase all of the Granted Shares acquired by the Participant hereunder.

(ii) If such termination is on or after              and before             , the Company shall have the option to repurchase 50% of the Granted Shares.

(iii) Notwithstanding anything to the contrary contained in this Agreement, in the event (A) the Company or an Affiliate terminates the Participant’s employment or service for cause (as defined in the Plan, “Cause”), (B) the Participant voluntarily terminates his or her employment or service with the Company or an Affiliate for any reason, (C) the Administrator determines, within 90 days after the Participant’s termination, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct that would constitute Cause, or (D) the Administrator determines at any time prior or subsequent to the Participant’s termination the Participant violated any of the provision of the letter agreement of even date herewith between the Company and the Participant relating to Confidentiality, Assignment of Inventions and Non-Competition, then in each case the Company shall have the option to repurchase all of the Granted Shares acquired by the Participant hereunder at the Forfeiture Price and payment in excess thereof previously made by the Company shall be promptly returned to the Company by the Participant upon notice of such event.

(b) Effect of Termination by the Company without Cause, for Disability or upon Death. Except as otherwise provided in Subsection 2.1(a)(iii) above, if the Participant ceases to be an employee, director or consultant of the Company or an Affiliate by reason of Disability, death or termination by the Company without Cause, the Company’s Lapsing Repurchase Right shall be deemed to have lapsed for all Granted Shares, including those for which the Company’s Lapsing Repurchase Right had not previously lapsed, and Participant’s ownership of all Granted Shares shall become vested.

(c) Effect of Change of Control. Except as otherwise provided in Subsection 2.1(a)(iii) above, in the event of a Change of Control (as defined below), the Company’s Lapsing Repurchase Right shall be deemed to have lapsed for all Granted Shares, including those for which the Company’s Lapsing Repurchase Right had not previously lapsed, and Participant’s ownership of all Granted Shares shall become vested. Change of Control means the occurrence of one of the following events:

(i) Control. Following the Company’s registration of its common stock under the Securities Exchange Act of 1934, as amended or any successor statute (the “Exchange Act”), Watermill-Toolrock Partners, L.P. and HHEP-Latrobe, L.P. and their respective affiliates together (A) cease to own directly or indirectly, securities representing in the aggregate 50% or more of the total voting power represented by the then outstanding voting securities of Latrobe Steel Company and (B) do not otherwise control the business and affairs of Latrobe Steel Company; or

(ii) Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d) Closing. In the event that the Company exercises the Lapsing Repurchase Right, the Company shall notify the Participant, or, in the case of the Participant’s death, his or her Survivor, in writing of its intent to repurchase the Granted Shares. Such notice may be mailed by the Company up to and including the last day of the time period provided for above for exercise of the Lapsing Repurchase Right. The notice shall specify the place, time and date for payment therefor (the “Closing”) and the number of Granted Shares with respect to which the Company is exercising the Lapsing Repurchase Right. The Closing shall be not less than ten days nor more than 60 days from the date of mailing of the notice, and the Participant or the Participant’s Survivor with respect to the Granted Shares which the Company elects to repurchase shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, (i) the Forfeiture Price shall be delivered to the Participant or the Participant’s Survivor and (ii) the Granted Shares being repurchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant’s Survivor.

(e) Escrow. The certificates representing all Granted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(e). In the event of a repurchase by the Company of Granted Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so repurchased. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

(f) Prohibition on Transfer. The Participant recognizes and agrees that all Granted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Granted Shares for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant). The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(f), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

(g) Failure to Deliver Granted Shares to be Repurchased. In the event that the Granted Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the consideration payable therefor, such account to be turned over to the Participant or the Participant’s Survivor upon delivery of such Granted Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and to treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(h) Adjustments. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2 General Restrictions on Transfer of Granted Shares.

(a) Limitations on Transfer. In addition to the restrictions set forth in Section 2.1, Vested Shares (as defined below) shall not be transferred by the Participant except as permitted in this Section 2.2. As used herein the term “Vested Shares” shall mean Granted Shares that are no longer subject to the provisions of Sections 2.1(a)(i) or 2.1(a)(ii) hereof or which have otherwise expressly become vested pursuant to Section 2.1(b) or 2.1(c) hereof.

(b) Right to Repurchase following Termination of Service. If the Participant’s service as an employee, director or consultant with the Company or an Affiliate shall be terminated for any reason other than as set forth in Section 2.1(a)(iii), including due to death or Disability, then the Company shall have the option to repurchase the Vested Shares not previously repurchased in accordance with the provisions of Section 2.1 of this Agreement as follows:

(i) The Company’s option to repurchase the Vested Shares in the event of termination of service under this Section 2.2(b) shall be valid for a period of one year commencing with the date of such termination of service.

(ii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Vested Shares under this Section 2.2(b), the Company shall notify the Participant, or in case of death, his or her Survivor, in writing of its intent to repurchase the Vested Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 2.2(b)(i) for exercise of the Company’s option to repurchase.

(iii) The written notice to the Participant shall specify the address at, and the time and date on, which payment of the Repurchase Price (as defined below) is to be made (the “Closing”). The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Participant or the Participant’s Survivor with respect to the Vested Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the Repurchase Price shall be delivered to the Participant or the Participant’s Survivor and the Vested Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant’s Survivor. Notwithstanding the foregoing, the Company shall have the option to pay the Repurchase Price over a four year period commencing on the Closing date.

(iv) The price paid per share for any Vested Shares repurchased under this Section 2.2 (the “Repurchase Price”) shall equal the Fair Market Value of such Vested Shares determined in accordance with the Plan as of the date of termination of service.

(c) Right to Repurchase on Proposed Transfer. It shall be a condition precedent to the validity of any sale or other transfer of any Vested Shares by the Participant that the following restrictions be complied with (except as hereinafter otherwise provided):

(i) No Vested Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii) Before selling or otherwise transferring all or part of the Vested Shares, the Participant shall give written notice of such intention to the Company which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Vested Shares of the Participant. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Vested Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Vested Shares proposed to be sold). The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Participant. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten nor more than sixty days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 2.2(c) have been held by the Participant for less than six months, then the Closing Date may be extended by the Company until no more than ten days after such Shares have been held by the Participant for six months. At the Closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor the Granted Shares being repurchased, duly endorsed for transfer, to the extent that they are not then in the possession of the Company. Notwithstanding the foregoing, the Company shall have the option to pay the Repurchase Price over a four year period commencing on the date of the Closing.

(iii) If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Vested Shares set forth in her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Participant to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 2.2(c) so that he or she (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Vested Shares in accordance with the terms hereof. After the expiration of such six months, the provisions of this Section 2.2(c) shall again apply with respect to any proposed voluntary transfer of the Vested Shares.

(iv) The provisions of this Section 2.2(c) may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(v) The restrictions on transfer contained in this Section 2.2(c) shall not apply to (a) transfers by the Participant to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Participant to his or her guardian or conservator, and (c) or transfers by the Participant, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Vested Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(d) The provisions of Section 2.2 (a) through (c) shall terminate upon the effective date of the registration of the Company’s common stock pursuant to the Exchange Act.

(e) If in connection with a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Company or its underwriter so requests, the Participant will agree not to sell any Vested Shares for a period not to exceed the lesser of: (i) 180 days following the effectiveness of such registration statement or (ii) such period as the officers and directors of the Company agree not to sell their Common Stock of the Company.

(f) The Participant acknowledges and agrees that neither the Company nor any of its shareholders, directors or officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company or an Affiliate, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of              with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

4. Purchase for Investment; Securities Law Compliance. If the offering and sale of the Granted Shares have not been effectively registered under the 1933 Act, the Participant hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

5. Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

6. Incorporation of the Plan. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Repurchase Right, shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit B. The Participant acknowledges that if she does not file such an election, as the Granted Shares are released from the Lapsing Repurchase Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant.

8. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9. No Obligation to Maintain Relationship. The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase right, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Toolrock Holding, Inc.
2626 Ligonier Street
Latrobe, Pennsylvania 15650

If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Delaware and agree that such litigation shall be conducted in the courts of Newcastle County, Delaware or the federal courts of the United States for the District of Delaware.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Consent of Spouse. If the Participant is married as of the date of this Agreement, the Participant’s spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant marries or remarries subsequent to the date hereof, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit A.

17. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TOOLROCK HOLDING, INC.

By:
Name:
Title:

PARTICIPANT:

Name:

EXHIBIT A

CONSENT OF SPOUSE

I, ____________________________, spouse of _____________________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of              (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of Toolrock Holding, Inc. (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Granted Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Granted Shares by the Company and the sale of the Granted Shares by my spouse or my spouse’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the _______ day of ________________, 200    .

Print name:

A-1

EXHIBIT B

Election to Include Gross Income in Year

of Transfer Pursuant to Section 83(b)

of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.	The name, address and social security number of the undersigned are:

Name:

Address:

Social Security No.:

2.	The description of the property with respect to which the election is being made is as follows:

____________ (        ) shares (the “Shares”) of Non-Voting Common Stock, $0.01 par value per share, of Toolrock Holding, Inc., a Delaware corporation (the “Company”).

3.	This election is made for the calendar year , with respect to the transfer of the property to the Taxpayer on .

4.	Description of restrictions: The property is subject to the following restrictions:

In the event taxpayer’s employment with the Company or an Affiliate is terminated, the Company may repurchase all or any portion of the Shares determined as set forth below at a price of $0.0001 per share:

A.	If the termination takes place on or prior to , the Purchase Option will apply to all of the Shares.

B.	If the termination takes place after and before , the number of Shares to which the Purchase Option applies shall be Shares.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $ per Share.

B-1

6.	The amount paid by taxpayer for said property was $0.00 per Share.

7.	A copy of this statement has been furnished to the Company.

Signed this ____ day of             .

Print Name:

B-2